SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event Reported):
                                  June 26, 2002

                             1-800-FLOWERS.COM, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                           Delaware 0-26841 11-3117311
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            (State or Other Jurisdiction of (Commission File Number)
             (I.R.S. Employer Identification Incorporation) Number)

                               1600 Stewart Avenue
                            Westbury, New York 11590
                                 (516) 237-6000
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             (Addresses, including zip code, and telephone numbers,
              including area code, of principal executive offices)


ITEM 5.  OTHER EVENTS.

[June 26, 2002] 1-800-FLOWERS.COM ("the Company") today announced that Charles Lax, a partner with SOFTBANK Capital Partners, has resigned from the Company's board of directors. Mr. Lax stated that he was resigning to focus his energies on developmental companies with GrandBanks Capital, a new venture capital fund sponsored by SOFTBANK.

"We are very proud to have been a part of the successful growth of 1-800-FLOWERS.COM. We made our investment more than three years ago and have been actively involved, as the company has developed into a leading specialty gift retailer," said Mr. Lax. "We believe 1-800-FLOWERS is one of the best-managed companies we have ever been associated with and we remain excited about its prospects for the future. Accordingly, SOFTBANK has no immediate plans to reduce its position in FLWS. However, we reserve the right to make dispositions of some or all of our shareholding at appropriate price levels in the future," he added.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

Designation                     Description of Exhibit
99.1                            Press release, dated June 26, 2002


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.


DATE:  June 26, 2002                         By: /s/ William E. Shea
                                                    -------------------
                                             William E.Shea
                                             Chief Financial Officer
                                             Senior Vice-President-Finance
                                             and Administration

INDEX TO EXHIBITS

       Exhibit          Description

         99.1           Text of press release June 26, 2002